Exhibit (h)(1)(n)
AMENDMENT NO. 12
TO
TRANSFER AGENCY SERVICES AGREEMENT
This Amendment No. 12 to Transfer Agency Services Agreement, dated December 31, 2009 (“Amendment No. 12”), is being entered into by and between PNC Global Investment Servicing (U.S.) Inc. (“PNC”), Pacific Life Insurance Company (“Pacific Life”) and Pacific Life Funds (“Fund”).
Background
A.	Effective July 11, 2008, PFPC Inc. changed its name to PNC Global Investment Servicing (U.S.) Inc.

B.	PNC, under its former name PFPC Inc., Pacific Life and Fund previously entered into a Transfer Agency Services Agreement dated as of August 1, 2001 and various amendments thereto (the Transfer Agency Services Agreement together with such amendments are referred to herein as the “Amended Agreement”). The parties agree to amend the Amended Agreement as set forth in this Amendment No. 12.
Terms
In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:
1. Modifications to Amended Agreement. The Amended Agreement is amended as follows:
(a) The words “PFPC Inc.” shall be replaced each place they occur with the words “PNC Global Investment Servicing (U.S.) Inc.” and the defined term “PFPC” shall be replaced each place it occurs with the defined term “PNC”.
(b) Section 1 is amended by adding new subsections (s) through (x) which shall read in their entirety as follows:
(s)	“Original Agreement” means the Transfer Agency Services Agreement, dated as of August 1, 2001, between Pacific Life, the Fund and PNC (under its former name PFPC Inc.).

(t)	“Amendments” means the amendments to the Original Agreement listed on Exhibit F hereto.

(u)	“Current Amendment” means the last Amendment listed on Exhibit F.

(v)	“Prior Amendments” means all Amendments with the exception of the Current Amendment.

(w)	“Amended Agreement” means the Original Agreement as amended by the Prior Amendments.

(x)	“Agreement” means the Original Agreement as amended by all Amendments.
(c) Section 16(a) is amended by deleting the date which appears in said Section 16(a) and replacing it with “December 31, 2012”.
(d) Section 25(a) is deleted and replaced in its entirety with the following:

Entire Agreement. The Original Agreement, all Amendments and all Exhibits to the foregoing together constitute the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter therein and supersede all prior and contemporaneous oral and written communications, understandings, and agreements with respect to the same subject matter; provided, however, the rights and obligations of the parties under the Agreement as of any particular date during its effectiveness shall be determined exclusively by reference to the terms of the Agreement as it may have been cumulatively amended through such determination date (for purposes of clarity: an Amendment shall apply on and after its effective date and shall not have or be given retroactive application unless retroactive application, in whole or in part, is expressly provided for therein).
(f) A new Exhibit F shall be added which reads in its entirety as set forth on the Exhibit F attached to the Amendment dated December 31, 2009.
2. Remainder of Amended Agreement. Except as explicitly amended by this Amendment No. 12, the terms and provisions of the Amended Agreement are hereby ratified, declared and remain in full force and effect.
3. Governing Law. The governing law of the Amended Agreement shall be the governing law of this Amendment No. 12.
4. Entire Agreement. This Amendment No. 12 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.
5. Facsimile Signatures; Counterparts. This Amendment No. 12 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 12 or of executed signature pages to this Amendment No. 12 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 12.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 12 to be executed by their duly authorized officers as of the day and year first written above.

PNC Global Investment Servicing (U.S.) Inc.

By:	/s/ Susan M. Frasu
Name: Susan M. Frasu
Title: Senior Vice President

Pacific Life Insurance Company

By:	/s/ Audrey L. Milfs	By:	/s/ Howard T. Hirakawa

	Name: Audrey L. Milfs		Name: Howard T. Hirakawa
	Title: Vice President & Secretary		Title: Vice President

Pacific Life Funds

By:	/s/ Audrey L. Milfs	By:	/s/ Howard T. Hirakawa

	Name: Audrey L. Milfs		Name: Howard T. Hirakawa
	Title: Vice President & Secretary		Title: Vice President

EXHIBIT F

Name	Date
Transfer Agency Services Amendment — Exhibit A	12/31/2001
Anti-Money Laundering and Privacy Amendment	7/24/2002
Amendment Number 1 To The Transfer Agency Services Agreement	7/31/2002
Transfer Agency Services Amendment — Exhibit A	12/31/2002
Amendment To The Transfer Agency Services Agreement	1/1/2003
Amendment To The Transfer Agency Services Agreement	10/1/2003
Customer Identification Services Agreement	10/1/2003
Amendment To Transfer Agency Services Agreement	1/1/2007
Transfer Agency Services Amendment — Exhibit A	7/1/2007
Revised Exhibit A to the Transfer Agency Services Agreement	7/1/2008
Red Flag Services Amendment	5/1/2009
Amendment No. 12 to Transfer Agency Services Agreement	12/31/2009